UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) — March 15, 2019 (March 14, 2019)

MDC PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                             ☐

Item 1.01 Entry Into a Material Definitive Agreements.

Amendment to Credit Agreement

On March 12, 2019 (the “Effective Date”), MDC Partners Inc. (the “Company”), Maxxcom Inc. (a subsidiary of the Company) (“Maxxcom”) and each of their subsidiaries party thereto entered into an amendment (the “Amendment”) to the existing senior secured revolving credit facility, dated as of May 3, 2016 (as amended, the “Credit Agreement”), among the Company, Maxxcom, each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent (“Wells Fargo”), and the lenders from time to time party thereto.

The Amendment provides financial covenant relief by increasing the total leverage ratio applicable on each testing date after the Amendment Effective Date through the period ending December 31, 2020 from 5.5:1.0 to 6.25:1.0. The total leverage ratio applicable on each testing date after December 31, 2020 will revert to 5.5:1.0.

In addition, the Company is permitted to apply a portion of the net cash proceeds of the Kingsdale Sale (as defined below) that is not otherwise required to be applied to any payments of outstanding Advances (as defined in the Credit Agreement) to the prepayment, redemption, defeasance, purchase or other acquisition of the Company’s senior unsecured debt so long as the Company shall have, prior to such application, received at least $100,000,000 in cash from gross proceeds of either (i) the incurrence by Maxxcom of debt (the terms and conditions of which are subject to Wells Fargo’s approval) or (ii) an issuance of equity interests of the Company which is not otherwise prohibited by the terms of the Credit Agreement. The foregoing condition has been satisfied by The Stagwell Group investment disclosed below.

As market conditions warrant, the Company may from time to time seek to purchase its 6.50% Senior Notes due 2024 in privately negotiated or open market transactions, by tender offer or otherwise. Subject to any applicable limitations contained in the agreements governing its indebtedness, any purchase made by the Company may be funded by the net proceeds from any asset dispositions or the use of cash on its balance sheet. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material.

In connection with the Amendment, Maxxcom provided to Wells Fargo irrevocable notice, effective upon the Effective Date, of its election to reduce the Revolver Commitments (as defined in the Credit Agreement) from $325,000,000 to $250,000,000.

The foregoing summary description of the Amendment to the Credit Agreement is qualified in its entirety by reference to the full text of each agreement. The Amendment is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Investment by The Stagwell Group

On March 14, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Stagwell Agency Holdings LLC, an affiliate of The Stagwell Group (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase, (i) 14,285,714 newly issued Class A subordinate voting shares (“Class A Shares”) for an aggregate purchase price in cash of $50 million and (ii) 50,000 newly authorized and issued Series 6 convertible preference shares (the “Preference Shares”) for an aggregate purchase price in cash of $50 million, subject to the terms and conditions set forth in the Purchase Agreement. Unless otherwise specified, all references to dollar amounts herein are to United States dollars. The transaction closed on March 14, 2019, in accordance with the terms and conditions set forth in the Purchase Agreement.

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Issuance and Sale of Class A Shares

The newly issued Class A Shares were issued and sold in exchange for $3.50 per share, or $50 million in the aggregate.

Issuance and Sale of Preference Shares

The terms of the Preference Shares are set forth in the articles of amendment of the Company (the “Articles of Amendment”). Pursuant to the terms thereof and subject to the termination of waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, certain holders of the Preference Shares have the right to convert their Preference Shares, in whole or in part at any time and from time to time, into a number of Class A Shares equal to the then-applicable liquidation preference divided by the applicable conversion price at such time (the “Conversion Price”). The initial liquidation preference of each Preference Share will be $1,000. The initial Conversion Price will be $5.00 per Preference Share, subject to customary adjustments for share splits and combinations, dividends, recapitalizations and other matters, including weighted average anti-dilution protection for certain issuances of equity or equity-linked securities.

The Preference Shares have a liquidation preference that accretes at 8.0% per annum, compounded quarterly until the five-year anniversary of the issuance date of the Preference Shares (the “Issue Date”). Holders of the Preference Shares are entitled to dividends in an amount equal to any dividends that would have been payable on the Class A Shares issuable upon conversion of the Preference Shares. The Preference Shares are convertible at the Company’s option (i) on and after the two-year anniversary of the Issue Date, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least 125% of the then-applicable Conversion Price or (ii) after the fifth anniversary of the Issue Date, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least equal to the then-applicable Conversion Price.

Following certain change in control transactions of the Company in which holders of Preference Shares are not entitled to receive cash or qualifying listed securities with a value at least equal to the liquidation preference plus accrued and unpaid dividends, (i) holders will be entitled to cash dividends on the liquidation preference at an increasing rate (beginning at 7%), and (ii) the Company will have a right to redeem the Preference Shares for cash at the greater of their liquidation preference plus accrued and unpaid dividends or their as-converted value.

Subject to certain limitations, the Preference Shares are not convertible into Class A Shares to the extent upon conversion the holder and its affiliates will beneficially hold more than 19.9% of the Company’s outstanding common shares or voting power. In the event that such restrictions would prevent the conversion of any Preference Shares, such Preference Shares will be converted into a separate newly authorized series of convertible preference shares of the Company, the Series 7 convertible preference shares (the “Alternative Preference Shares”), at the same conversion rate at which the Preference Shares would convert into Class A Shares. The Alternative Preference Shares, in turn, are convertible into Class A Shares on a one-to-one basis, subject to certain conversion rate adjustments.

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Preference Shares or Alternative Preference Shares will not entitle their holders to vote in the election of directors and, other than as required by applicable law, holders of the Preference Shares will not have voting rights.

 Purchase Agreement

Board Representation

The Company agreed (x) to appoint Mark Penn to the Board as the initial purchaser designee effective on March 18, 2019 and (y) to appoint to the Board as an additional purchaser designee another individual, selected by the Purchaser and who qualifies as an “independent director” under the rules of NASDAQ, effective within ten business days after such selection, and to take all necessary action at the effective time of such appointment to increase the size of the Board by one. The Purchaser shall have the right to nominate at each meeting of shareholders at which individuals will be elected members of the Board a total of two nominees of the Purchaser (including any of the two initial appointees who are re-nominated), one of whom must qualify as an “independent director” under the rules of NASDAQ. For so long as the Purchaser has the right to nominate a director to the Board, the Company has agreed to include such persons in its slate of nominees for election to the Board and to use its reasonable best efforts to cause the election of such nominees. The Purchaser’s right to nominate two directors will end when the Purchaser ceases to beneficially own Class A Shares representing at least 10% of the aggregate voting power of the outstanding Class A Shares, assuming exercise, conversion or exchange of all outstanding securities that are exercisable, convertible or exchangeable for or into Class A Shares, without regard to any limitation or restriction on exercise, conversion or exchange, and without regard to issuances of additional securities after closing other than in connection with management equity incentives (the “Minimum Ownership Threshold”).

Standstill and Voting Obligations

Pursuant to the Purchase Agreement, the Purchaser has agreed, subject to certain exceptions, that until the one-year anniversary of the Issue Date or an earlier change in control of the Company, the Purchaser will not, among other things, subject to various exceptions: (a) make, or in any way participate in any “proxy contest” or other solicitation of proxies, (b) acquire any securities of the Company, (c) transfer any Common Shares, Preference Shares, Alternative Preference Shares or Class A Shares to any third party who, together with its affiliates, is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of 12.5% or more of the aggregate voting power of the Company’s common shares, (d) effect or seek to effect any tender or exchange offer, merger or other business combination involving the Company or its securities, or (e) call or seek to call any meeting of shareholders of the Company or other referendum or consent solicitation. In addition, subject to certain exceptions, the Purchaser has agreed during such standstill period to vote any Class A Shares beneficially owned by it in accordance with the recommendations of the Board at each meeting of shareholders of the Company or pursuant to any action by written consent.

Participation Rights

Pursuant to the Purchase Agreement, the Company has agreed, subject to certain exceptions, that until the Purchaser ceases to meet the Minimum Ownership Threshold, the Purchaser will have the option to purchase its pro rata share of any proposed issuance by the Company of any common shares or preference shares of the Company.

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Transfer Restrictions

Pursuant to the Purchase Agreement, prior to the one-year anniversary of the Issue Date or an earlier change in control, the Purchaser may not transfer or enter into an agreement that transfers the economic consequences of ownership of the newly issued Class A Shares, the Preference Shares, or any Class A Shares or Alternative Preference Shares issuable or issued upon conversion of any of the Preference Shares, subject to certain exceptions specified in the Purchase Agreement.

Consent Rights and Qualifying Transactions

Pursuant to the Purchase Agreement, the Company has agreed with the Purchaser, subject to certain exceptions, not to become party to certain change in control transactions other than a qualifying transaction in which holders of Preference Shares are entitled to receive cash or qualifying listed securities with a value at least equal to the then-applicable liquidation preference plus accrued and unpaid dividends. The Purchaser has agreed to vote (to the extent a voting right applies) and provide other support for any such qualifying transaction. The Company has agreed to provide a gross-up to the Purchaser for certain withholding taxes that may arise in connection with certain dividends upon redemption of the Preference Shares following certain change in control transactions other than qualifying transactions.

Registration Rights

The Purchase Agreement provides the Purchaser with certain registration and piggyback registration rights for the Preference Shares, Alternative Preference Shares and certain Class A Shares held by the Purchaser.

Restricted Persons Procedures

Pursuant to the Purchase Agreement, the Purchaser and the Company have agreed with each other to adopt and maintain appropriate policies and procedures in order to prevent any disclosure or dissemination of competitively sensitive information to any person who is serving as a director, officer, employee or other representative of the Company or its subsidiaries, including Mark Penn, and with respect to participation of such persons in investment or acquisition activity of the Purchaser and its affiliates and the Company and its subsidiaries.

Additional Matters

The Purchase Agreement contains customary representations, warranties and covenants by the parties.

The foregoing description of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any factual information about the parties to the agreement or the Company’s business. The Purchase Agreement contains representations and warranties that the parties made solely for the benefit of each other. These representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and shareholders, and (iii) were made only as of the date of the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which information may or may not be fully reflected in the Company’s public disclosures. Investors and shareholders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances regarding the Company at this time or any other time.

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The description contained herein of the Purchase Agreement, the Preference Shares and the Alternative Preference Shares is qualified in its entirety by reference to the terms of the Purchase Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference, and the Articles of Amendment, which includes the terms of the Preference Shares and the Alternative Preference Shares, a form of which is attached to the Purchase Agreement and which is filed as Exhibit 3.1 hereto.

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2019, the Company issued an earnings release reporting its financial results for the three and twelve months ended December 31, 2018. A copy of this earnings release is furnished as Exhibit 99.2 hereto and incorporated by reference herein. Following the issuance of this earnings release, the Company is scheduled to host an earnings call in which its financial results for the three and twelve months ended December 31, 2018 will be discussed. The investor presentation used for the call is furnished as Exhibit 99.3 hereto and incorporated by reference herein.

The Company has posted the materials furnished as Exhibits 99.2 and 99.3 on its website (www.mdc-partners.com). The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this Current Report on Form 8-K.

The information in this Item 2.02 (including Exhibits 99.2 and 99.3) is being furnished under “Item 2.02 - Results of Operations and Financial Condition”. Such information (including Exhibits 99.2 and 99.3) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

The information in this Item 2.02 and Exhibits 99.2 and 99.3 hereto contain forward-looking statements within the meaning of the federal securities laws. These statements are based on present expectations, and are subject to the limitations listed therein and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 3.02 Unregistered Sale of Equity Securities.

On March 14, 2019, the Company entered into the Purchase Agreement, pursuant to which it agreed to sell newly issued Class A Shares and the Preference Shares to the Purchaser in a private placement in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) of the Securities Act. The sale closed on March 14, 2019. The Company relied on this exemption from registration based in part on representations made by the Purchaser in the Purchase Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Appointment of Mark Penn as Chief Executive Officer

Effective March 18, 2109, the Company’s Board of the Directors appointed Mark Penn as the Chief Executive Officer of the Company. Mr. Penn succeeds an executive committee comprised of David Doft (EVP, Chief Financial Officer), Mitchell Gendel (EVP, General Counsel), Stephanie Nerlich (EVP, Partner Development and Talent) and David Ross (EVP, Strategy & Corporate Development) appointed January 1, 2019 to assume the role and responsibilities of the Chief Executive Officer of the Company until the Company appointed a permanent Chief Executive Officer. Messrs. Doft, Gendel and Ross and Ms. Nerlich are expected to continue in their previous roles.

Mark Penn, age 65, is manager of the Stagwell Group LLC, with over 40 years of experience as a marketer, agency founder, global thought leader and investor.  Before founding The Stagwell Group in 2015, Mark served as Chief Strategy Officer of Microsoft from 2012 to 2015. He also served as the Global CEO of Burson-Marsteller from 2006 to 2010 as well as the co-founder in 1977 and CEO of Penn Schoen Berland, a global market research firm that he built and sold to WPP in 2001.  Throughout his career, Mark has served as a senior adviser to global corporate and political leaders including Bill Gates, Prime Minister Tony Blair, Bill Ford, Senator Hillary Rodham Clinton, and President Bill Clinton.

New Employment Agreement for Mark Penn

On March 14, 2019, the Company and Mr. Penn entered into an employment agreement with respect to the terms and conditions of Mr. Penn’s employment with the Company, which will commence March 18, 2019.

Pursuant to the terms of this new employment agreement, as Chief Executive Officer of the Company, Mr. Penn will receive an annualized base salary of $750,000 and will be eligible for an annual discretionary cash bonus equal to up to 100% of his then-current base salary. He will also be eligible for potential future grants under the Company’s long-term incentive plans with an annual target equal to 350% of his then-current base salary. Mr. Penn will receive a grant of 1,500,000 stock appreciation rights (the “SARs”) in respect of the Company’s Class A shares, which will generally be settled in Class A Shares, with an exercise price equal to the average closing price for MDC’s Class A shares for the twenty (20) trading day period beginning March 5, 2019. These SARs will become vested and exercisable in full in three equal installments on each of the first three (3) anniversaries of the Commencement Date, subject to the Executive’s continued employment with the Company through each vesting date. The SARs will expire on the fifth anniversary of the commencement date to the extent not exercised, and will be subject to accelerated vesting upon (i) death or disability, (ii) termination of employment without “Cause” or with “Good Reason,” or (iii) a change in control of the Company. Mr. Penn will also receive a monthly $5,000 perquisite allowance during the term to cover automobile and travel expenses, professional dues and other perquisites.

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In the event of Mr. Penn’s involuntary termination without cause or voluntary termination for “good reason”, he will be entitled to severance equal to the product of 1.5 times the sum of (i) his then-current base salary plus (ii) the amount of his annual discretionary bonus paid in respect of the year immediately prior to the applicable date of termination, payable in a lump sum. He will also be entitled to a pro-rata portion of his annual discretionary bonus for the year of termination based on actual performance.

Under the new employment agreement, Mr. Penn is subject to restrictive covenants during employment and for one year thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions. Mr. Penn is also subject to a perpetual covenant not to disclose confidential information.

The description contained herein of Mr. Penn’s employment agreement is qualified in its entirety by reference to the terms of the employment agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Appointment of Mark Penn to Board of Directors

The Company’s Board of Directors increased the size of the Board of Directors to nine (9) members and elected Mr. Penn to serve as a director together with the other incumbent directors, effective on March 18, 2019. The remaining Board position will be filled in accordance with the terms of the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K.

Except as described in Item 1.01 of this Current Report on Form 8-K under the heading “Investment by The Stagwell Group,” there are no arrangements or understandings between Mr. Penn and any other persons pursuant to which he was elected to serve as a director or an executive officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading “Investment by The Stagwell Group” is incorporated herein by reference. Effective March 14, 2019, the Company amended its articles of amalgamation to create the Preference Shares and the Alternative Preference Shares. The Articles of Amendment are filed as Exhibit 3.1 hereto and incorporated herein by reference.

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Item 7.01 Regulation FD Disclosure.

Issuance of Press Release

On March 15, 2019, the Company issued a press release announcing entry into the Purchase Agreement and the appointment of Mark Penn as Chief Executive Officer. A copy of such press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Kingsdale Sale

On March 8, 2019, the Company consummated the sale of its Kingsdale business (the “Kingsdale Sale”), including operations in Toronto and New York City, back to the Kingsdale Founder and CEO, Wes Hall. As consideration for the Kingsdale Sale, the Company was paid cash plus the assumption of certain liabilities totaling approximately $50 million in the aggregate.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment, effective March 14, 2019, to the Articles of Amalgamation of the Company.

10.1	Consent and First Amendment to the Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Bank, N.A., as agent, and the lenders from time to time party thereto.

10.2	Securities Purchase Agreement by and between the Company and Stagwell Agency Holdings LLC, dated as of March 14, 2019.

10.3	Employment Agreement, effective March 18, 2019, by and between the Company and Mark Penn.

99.1	Press release dated March 15, 2019, relating to the investment by The Stagwell Group and appointment of Mark Penn as the Company’s Chief Executive Officer

99.2	Press release dated March 15, 2019, relating to the Company’s earnings for the three and twelve months ended December 31, 2018.

99.3	Investor presentation dated March 15, 2019.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: March 15, 2019	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel

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